UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2012

TFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)

Registrant’s telephone number, including area code (216) 441-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of TFS Financial Corporation (the “Company”) was held on Thursday, February 23, 2012 in Cleveland, Ohio. For more information on the following proposals, see the Company’s proxy statement dated January 9, 2012, the relevant portions of which are incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspectors of Elections, disclosed the following tabulation of votes:

The stockholders elected the two nominees for director, each to hold office for a two-year term and until his successor has been duly elected and appointed as follows:

Director	For	Withheld	Broker Non-Votes
Robert B. Heisler, Jr.	293,174,035	839,856	12,264,175
Terrence R. Ozan	293,245,190	768,701	12,264,175

The stockholders elected the three nominees for director, each to hold office for a three-year term and until his or her successor has been duly elected and appointed as follows:

Director	For	Withheld	Broker Non-Votes
Anthony J. Asher	293,171,780	842,111	12,264,175
Bernard S. Kobak	266,876,961	27,136,930	12,264,175
Marianne Piterans	266,943,378	27,070,513	12,264,175

The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent accountant for the Company’s fiscal year ending September 30, 2012, and voted as follows:

For	Against	Abstain
305,731,969	155,946	390,151

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date: February 28, 2012	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Operating Officer